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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated February 4, 1998 related to the financial statements of Coffee People, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 (and to all references to our firm) included in or made a part of this Registration Statement.

                                          Arthur Andersen LLP

Portland, Oregon,
April 22, 1998